Exhibit 99.2

MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

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FINAL TRANSCRIPT

Q2 2018 Sanderson Farms Inc Earnings Call

EVENT DATE/TIME: MAY 24, 2018 / 3:00PM GMT

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

CONFERENCE CALL PARTICIPANTS

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Equity Analyst

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

Farha Aslam Stephens Inc., Research Division - MD

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

Kenneth B. Goldman JP Morgan Chase & Co, Research Division - Senior Analyst

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Lubi John Kutua Jefferies LLC, Research Division - Equity Associate

Michael Leith Piken Cleveland Research Company - Equity Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Sanderson Farms, Inc. Second Quarter Fiscal 2018 Conference Call. Today’s call is being recorded.

At this time for opening remarks and introductions, I would like to turn the conference over to Mr. Joe Sanderson. Please go ahead, sir.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Thank you. Good morning, and welcome to Sanderson Farms’ Second Quarter Conference Call. We published second quarter results this morning, announcing net income of $41.9 million or $1.84 per share for our second fiscal quarter of 2018. This compares to net income of $67 million or $2.95 per share during last year’s second quarter.

I will begin the call with some general observations. But before I do, I will ask Mike to give the cautionary statement regarding forward-looking statements.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the company. The actual performance of the company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our most recent annual report on Form 10-K and in the company’s quarterly report on Form 10-Q filed this morning with the SEC in connection with our second fiscal quarter and in our press release published this morning. These documents are all available on our website at sandersonfarms.com.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Please do not place undue reliance on forward-looking statements made this morning. Each statement speaks only as of today, and we undertake no obligation to update or revise our forward-looking statements. External factors affecting our business, such as feed grain cost, market prices for poultry meat and the health of the economy, among others, remain volatile and our view today may be very different from our view a few days from now.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Thank you, Mike. Lower feed cost per pound processed, good demand for chicken at retail grocery stores, lower market prices for white meat produced at our plants for food service customers, higher volumes and steady export demand drove our results during our second fiscal quarter. Our sales volumes of fresh and frozen chicken was up 3.1% compared to last spring’s volume and reflects new production in St. Pauls.

Our feed cost per pound of fresh chicken processed was down 3.3% during the quarter compared to last year’s second quarter, while our average net sales price per pound of chicken sold was down 1.7%. Weak food service demand offset good retail grocery store demand. Market prices for jumbo wings, boneless breast meat and tenders produced at our food service plant were lower. While trade issues and politics continue to impact export markets, export demand was steady this spring. Leg quarter market prices moved higher as we moved through the quarter and leg quarter inventories remain manageable. However, our short-term outlook for the export market is less constructive.

On Sunday, the California Department of Food and Agriculture confirmed the presence of virulent Newcastle disease in a small flock of backyard chickens in Los Angeles County, California. This is the first case of Newcastle in the United States since 2003. Several export partners, including Mexico, temporarily banned the import of United States chicken. Product in transit was allowed to continue into the country. Mexico is the only market of consequence to us that took action. Mexico and United States authorities reached an oral agreement on Tuesday to localize the ban and reached a final agreement yesterday. We resumed shipments to that country immediately, and that means yesterday.

Other issues in other countries remain, however, and we expect leg quarter prices over the next few months to be volatile until those issues are resolved. South Korea has a de facto ban on United States product because certain product from the United States tested positive for an antibiotic our industry has not used in 25 years. Clearly, these were false positives. And while talks are underway to resolve this, they will likely be slow. Markets in Central Asia and the Middle East have been very slow in April and May due to delayed quota issuance, Ramadan and liquidity issues. Brazil, the world’s largest chicken exporter, has trade issues with the E.U., Saudi Arabia, China and South Africa. Until those are resolved, we could see excess Brazilian product showing up in markets in which we do not typically compete against Brazilian product.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Prices paid for corn decreased slightly during the quarter compared to last year while soybean meal prices were higher during the quarter. However, good feed conversion rates and feed formulation adjustments allowed us to offset those higher prices with improved performance. In my view, market prices for grain do not reflect the ample worldwide supply of both corn and soybeans. Market prices moved higher as early planting progress in the United States was slowed by a cold wet spring. But farmers quickly made up that early deficit and are now on pace with historical averages. The USDA updated its 2017/’18 grain balance sheet and published its first look at projected 2018/’19 crop balance sheets on May 10. There were no changes to ’17/’18 corn balance sheet and estimated carryovers to the next year remained at 2.2 billion bushels. For the next year, the USDA assume trend yields combined with 80.7 million harvested acres to get to an ending stock projection of 1.6 billion bushels at the end of the 2019 marketing year.

Soybean estimates surprised many with stocks at 415 million bushels for 2018/’19, significantly lower than trade estimates. Estimates for the ’17/’18 year were close to trade estimates at 530 million bushels. At the end of the day, estimates for the ’18/’19 year do not mean much today. Weather, trade issues and other wild cards will affect these estimates in significant ways. Stocks-to-use estimate for this year of 14.8% for corn and 12.7% for beans imply lower prices than we see currently on the board.

We have priced our corn needs and half of our soybean meal through July. Given where futures prices closed yesterday on the Chicago Board of Trade, had we priced our remaining needs through the end of the fiscal year at yesterday’s close, cash corn and soybean meal prices during fiscal 2018 would be $70.5 million higher than a year ago. These numbers do not include the additional volume of grain we will need to purchase this year to feed the additional chickens we have on the ground in St. Pauls. These higher costs would translate into an increase of just over $0.005 in feed cost per pound of chicken processed for the year compared to fiscal 2017.

Feed cost per pound of chicken processed through the first half of the fiscal year averaged $0.2456 per pound. Had we priced our remaining needs yesterday, feed cost per pound would be approximately $0.265 per pound in Q3 and $0.2722 per pound in Q4. In addition to our cost, we will be closely watching the chicken markets and production numbers. Weekly egg sets, as reported by the USDA, continue to trend about 2% above a year ago while cumulative pullet placements, even with Tuesday’s relatively large number, continue to run near even with year-ago numbers. While the USDA also reports that the broiler breeder flock is 4% larger than at this time last year, egg production, hatch rates and livability are lower. Through March, our industry processed less than 0.5% more head than last year, and live weights have been 1% higher than last year. The current USDA estimate for 1.6% more broiler meat during calendar 2018 when compared to 2017 seems reasonable, but could prove to be high should these production issues remain.

Looking forward to the second half of the year, both the grain and chicken markets could be more volatile than we have seen. With respect to the chicken markets, we expect retail tray pack demand to remain good. We are running our tray pack plants this holiday weekend to fill orders and see no reason good demand will not continue. We are competing against more pork and beef, but the retail price spread between those proteins and chicken remains constructive for chicken. Food service demand

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

though remains soft. Traffic through casual dining restaurants decreased during the first calendar quarter of this year for the 15th straight quarter. We thought weak demand during March and April was at least in part because of poor weather and expected boneless breast meat and tender market prices to move higher in April and May. Instead, market prices have weakened on continued weak demand.

We do not believe supply is an issue. Compared to last year at this time, when boneless prices were strong and moving higher, only 1.1 million more pounds of boneless breast meat per week are on the market. That volume is approximately equal to our production at our St. Pauls plant and should be easily absorbed by the market. Average boneless breast meat yields in the industry are up about 0.4%, but are not a material contributor to additional production. The bottom line is, we need food service demand to improve for better white meat prices at our plants producing products for that market.

We read a report this week that estimates 5% more Americans will travel this weekend for the holiday, but that they will spend their disposable income on higher gasoline prices, not food. We continue to believe that as consumer confidence rises, disposable incomes increase and employment numbers continue to improve, consumers will return to restaurants. When that will happen though is uncertain.

I am pleased to report that we reached full production in St. Pauls in April, and that construction in Tyler, Texas is going well. A successful start-up reflects the success of our training program which prepares young managers to run new operations. We continue to train managers to start operations at our next new facilities in Tyler, Texas during the first calendar quarter of 2019.

At this point, I’ll turn the call over to Lampkin for a more detailed discussion of the market and our operations during the second quarter.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Thank you, Joe, and good morning, everyone. As Joe mentioned, overall market prices for poultry products were lower during the quarter when compared to our second quarter last year. Market prices for chicken products sold to retail grocery store customers remain relatively strong during the quarter and continue to reflect good demand. Tray pack pricing during the second quarter was $0.0162 per pound higher than last year’s second quarter. Product mix also improved and contributed another $0.046 per pound to tray pack pricing. Sequentially, prices were flat, but mix contributed an additional $0.045 per pound.

Bulk leg quarter prices were higher for the quarter compared to last year’s second quarter for reasons described by Joe, averaging $0.366 per pound during our second quarter this year compared to $0.344 per pound last year. Leg quarter prices improved during our second quarter by 6.2% compared to our first quarter. The current Urner Barry bulk leg quarter quote is $0.31 per pound. For reasons described by Joe, we expect leg quarter prices to remain volatile this summer.

Prices for jumbo wings were lower during our second quarter than last year’s second quarter. Jumbo wings averaged $1.37 per pound. That’s down 23.6% from the average of $1.79 per pound during last

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

year’s second quarter. The current Urner Barry quote for jumbo wings is $1.25 per pound. You will recall wing prices moved well above historical prices last summer. The current price is more in line with normal seasonal weakness, and we do not expect help on wing prices until football season.

Boneless breast prices improved during March, but declined counterseasonally in April as food service demand faltered, in part, we believe, because of bad weather. Market prices were lower on average by 5.3% when compared to the second quarter a year ago. The second quarter’s average Urner Barry price was $1.22 per pound. Today, the Urner Barry quoted market for jumbo boneless breast is $1.15 per pound. The overall result of these market price changes was a decrease of $0.0125 per pound in our average sales price per pound of chicken sold.

We sold 1.067 billion pounds of poultry during the second quarter, an increase from the 1.036 billion pounds sold during last year’s second quarter. We processed 1.092 billion pounds of dressed poultry during the quarter, up 5.3% from the 1.037 billion pounds we processed during last year’s second quarter. We now expect to process approximately 4.439 billion pounds of fresh chicken this fiscal year, and that’s an increase of approximately 3.4% compared to fiscal 2017.

We estimate we will process approximately 1.126 billion pounds in our third quarter and approximately 1.12 billion pounds during our fourth quarter. We have factored into those estimates a lower target live weight and the improved yields in live bird performance we have experienced the past 2 quarters. Weather, bird performance and other factors could affect these estimates. We sold 43.3 million pounds of processed chicken at our prepared chicken plant through the first half of this year compared to 42.9 million pounds through the first half of last year. The average sales price through the first half of the year was flat compared to last year.

At this point, I’ll turn the call over to Mike.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Lampkin. The 1.4% increase in net sales for the quarter to $813.5 million from $802 million last year was the result of the increase in pounds of poultry products sold, offset by the lower average sales price. Our increase in cost of goods sold for the quarter ended April 30 as compared to the same 3 months in fiscal 2017 was a result of the increase in poultry pounds sold of 32.3 million pounds or 3.1%. Nonfeed-related COGS during Q2 were $0.3696 per pound, $0.005 higher sequentially and $0.0225 higher than last year’s Q2. Versus last year’s second quarter, nonfeed-related live cost were up about $0.005 a pound. There was no single item in our live cost that made up for a significant portion of that increase, although higher grower pay was the largest mover.

Freight compared to Q2 last year was higher by $4.1 million or $0.0025 a pound during the quarter. Processing labor was up $13.7 million or 13.8%. Packaging and fixed cost were slightly higher. And other variable cost were higher as a result of higher spending on antimicrobial interventions. Average live weights were lower by 2.1%, which also contributed to the increase in cost per pound. The conversion of Hazlehurst and Hammond from big bird plants to tray pack feeder plants were completed in April. Plant

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

cost at those 2 plants were higher by just over $0.02 per pound during Q2 compared to last year. And we continue to model for a $0.04 per pound increase during Q3 and Q4 when those 2 plants will operate for full quarters as feeder plants. Together, Hammond and Hazlehurst will process right at 100 million pounds of processed meat during each of Q3 and Q4. The $17.9 million increase in SG&A expenses for the first half of the year reflect higher legal fees attributable primarily to litigation, start-up cost at St. Pauls, higher administrative salaries and higher trainee cost. SG&A cost during the quarter came in higher than we anticipated on the last call and legal fees where the primary culprit.

We also made the determination that it is probable we will finish stronger than we previously thought with respect to performance shares granted on November 1, 2016. And those shares are dependent upon 2017 and ’18 performance. We increased our accrual for that performance share grant. We’re more conservative in our estimate now for the back half of the year. And we expect SG&A of $65 million in Q3 and $63 million in Q4, and both of these estimates include ESOP accruals of $6.3 million and $2.2 million, respectively.

Based on where we are today, management does not believe it is probable the company will meet the $13.03 earnings per share target to reach the threshold requirement under the company’s Bonus Award Program and our estimates for Q3 and Q4 include no accrual for bonuses.

Absent onetime discrete items, the company’s effective tax rate for the quarter and the first 6 months ended April 30 was 24.4%. And we’re using the same rate for the balance of the year.

We now expect to spend approximately $361.8 million on CapEx projects during the year. Of this total, $178 million will be spent in Tyler. We intend to use cash on hand and cash flow from operations to fund our CapEx. Our depreciation and amortization during the first half of the fiscal year total $53.9 million, and we expect approximately $111 million for the full fiscal year.

Before opening the call for questions, I want to mention that the Sanderson Farms annual investor conference will be held in New Orleans this fall. The conference will open with dinner on Wednesday night, October 10. And the conference will start at 8:00 on Thursday morning, October 11. This year’s conference will be at the Windsor Court and dinner on Wednesday night will be at the same place as always. We hope many of you will join us in New Orleans for the conference. And you will find information regarding the conference on our website. And we’ll soon add registration and hotel information to that information.

Keith, that concludes our prepared remarks, and you can now open the call for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) We’ll take our first question from Farha Aslam with Stephens Inc.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Farha Aslam Stephens Inc., Research Division - MD

First, a company-specific question on your Hammond and Hazlehurst conversion. Could you share with us what your experience has been if you would consider extending just doing tray pack at those plants for a longer period of time?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

You mean keep the bird weight beyond the — right now, we’re scheduled to keep that bird weight there, probably end of July one plant would convert back, theoretically, maybe in the late spring of 2019 when we get Tyler up and running and maybe the 50% capacity you would convert one of the plants. Which one goes first?

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

We’re probably going to move Hazlehurst first.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Hazlehurst first. That’s theoretically. If we saw some new tray pack business, obviously, right now, you’d leave it in tray pack. It depends. Actually, for the last 36 months, tray pack has been the better market. You just have to look at it. But frankly, we cannot move any more product through our tray pack plants, not appreciably. We could move a little bit, very little into our tray pack plants. So they’re about maxed out as far as handling outside product. We could take a little, but not a lot. But the marketing decision would be, yes, to extend it.

Farha Aslam Stephens Inc., Research Division - MD

Okay. So it’s a wait and see. We don’t necessarily have to convert it back to big bird?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Right. No, you don’t have to.

Farha Aslam Stephens Inc., Research Division - MD

Okay. That’s helpful. And then as a follow-up, Joe, you highlighted that the industry is having issues with hatchability with layers and livability. Could you share with us the time horizon it would take to solve some of the issues the industry is facing?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

The only way to resolve that is if — there’s kind of 2 things. You need more pullets, first of all. The breeds that are out there — and there are primarily 2 — they don’t produce as many eggs as the breeds that were there 5 years ago. And so you need more pullets. And then the males that you’re using might — one of them in particular are more difficult to feed. We all know that from our experience. They’re difficult to raise and feed. So there’s a learning curve that goes with that male. So I think you’re going to have to get pullet placement numbers up. And that’s going to take some time. You’re going to have to get pullet placements up to 106%, 107%, 108%. That does not mean you’re going to get 106%, 107%, 108% more chickens. You’re going to get — you’re still going to have a lower hatch than you had historically because of the male and because the hen does not lay as many eggs.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

So whenever these pullet placements start coming, and I don’t think they’re coming, I think what you saw in this last pullet placement was an aberration. I think pullet placements are going to be low for the balance of the year because both primary breeders have had issues with their own breeder stock. And they’re working through that right now. And so I think it’s going to be a challenge to get pullets into the field. So I think you’re going to see processors retaining older hens. You’re going to see — as a result of that, you will see lower hatch and lower egg set — the egg sets like you’ve seen them, a lower hatch and of course, the livability issue is going to remain because of no antibiotics. So I think you’re looking for at least the balance of this year with the low pullet placement. But it’s going to take larger pullet placements to get out of this production bottleneck.

Operator

We’ll take our next question from Ken Goldman with JPMorgan.

Kenneth B. Goldman JP Morgan Chase & Co, Research Division - Senior Analyst

I wanted to ask 2 questions. First, you said your processing labor, if I heard you correctly, was up 14% year-on-year?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s correct.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes.

Kenneth B. Goldman JP Morgan Chase & Co, Research Division - Senior Analyst

Mike, was that a meaningful uptick on a per head basis versus 1Q? I know you talked — there were a couple of numbers thrown around in 1Q. I wasn’t quite sure on a like-for-like basis how to look at that. It just felt like a little bigger of a number than maybe what you had seen the prior year.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

That’s a combination, is it not?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s correct.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Go ahead.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Ken, it is. It’s a little bit large of a number. And Q1, of course, you had 2 months in 2017 and one in ’18. The raises that went into effect at year-end went into effect on January 1, so you only had 1 month of the raises that were given. The August adjustment that we made that we talked about at the — on our first quarter call was baked into both quarters, but you did have a little bit higher number this quarter because of the full quarter of those raises, yes. And all of our hourly employees get their raises at the beginning of the year as well. So both hourly and salaried, you had a full quarter of it.

Kenneth B. Goldman JP Morgan Chase & Co, Research Division - Senior Analyst

Okay. So just to clarify before I move to my next question. It doesn’t sound from your response here then that this was a surprise to you in the quarter?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

No, not at all.

Kenneth B. Goldman JP Morgan Chase & Co, Research Division - Senior Analyst

And then, I know you guys don’t want to be too specific on guidance, and I know it’s impossible in this industry to be precise, even on the short term, but I just want to help set expectations or a reasonable expectation, if I can, because the Street is still modeling over $4 in earnings for your July quarter. Boneless has been very weak lately, to your point. You’ve added, I think, roughly $10 million or so in incremental SG&A. You raised your estimate for feed costs. So just as you look at your numbers now, is $4 achievable at this point if the situation doesn’t significantly improve in terms of boneless? Any help you can give there would be greatly appreciated.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We never forecast. We don’t know — this is Joe. We don’t know, but that will be a significant challenge, if that tells you anything. Boneless, I haven’t had an update today, but yesterday, boneless, tenders and wings continue to be very weak. I wouldn’t expect a turnaround on Thursday. Now we’re going to be in the mid-80s for the rest of this week here in the Deep South, no heat, no pressure from heat. It’s not — I will say this. This issue is not a supply issue. And I have some numbers whenever the question comes up. But going back to your original question, the market here in the back end of May is weaker than it was the first end of May. The market is lower now than it was in April. And I don’t recall, what was the market in February for boneless?

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

It was $1.03.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

6 — $1.03.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

We averaged a net dock of $0.85.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Okay. We may be a little bit above that, but $4 would be a challenge. Does that answer your question?

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Kenneth B. Goldman JP Morgan Chase & Co, Research Division - Senior Analyst

Yes, very clearly.

Operator

We’ll take our next question from Ken Zaslow with Bank of Montreal.

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Just 2 follow-up questions. It sounds like you were prepared for a question so I figure I’ll ask it. One is, if it’s not the supply for breast — for the supply of chicken coming online, when is the demand going to come back for you to be able to kind of have a bounce in breast prices and what is the outlook for breast prices in that context is my first question.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Doing our research and homework prepping for the call, we looked at some industry data. And it shows, compared to a year ago, that breast meat production is up about 1 million pounds a week. And that’s like 125 million pounds a week compared to 124 million pounds a week, less than 1%. And actually, that’s all of St. Pauls. How much St. Pauls produce a week? More than that, doesn’t it?

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

3 million.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

3 million.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Compared to a year ago, it’s about 1 million.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes. And one other thing we looked at also was thigh meat. Thigh meat is up only about 480,000 pounds a week. We thought maybe that was contributing, but that didn’t seem to be a burdensome thing. And of that, somebody else, another analyst had asked us about the yield on boneless breast. The yield on boneless breast from these 2 new breeds is averaging about 0.4% increase a year. And it is part of that 1 million pounds a week increase. And that yield is higher in the big bird deboning region than it is in tray pack, which is a smaller bird, and whole bird and parts and not so much in fast food. It’s much more apparent in the big bird deboning, but when you roll it all together it’s 0.4%. And it is included in the total of 1,100,000 pounds a week increase over a year ago. And so we don’t think 0.9% supply increase — that’s about what the population growth is — so we don’t think supply is the issue.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

What about — can you talk about the difference in production levels in big bird versus tray pack and small bird? Is there a difference there? And is that — can you?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I can. You have some people talking about the USDA numbers. And the USDA numbers are 4.25 and down and 7.76 and up, which is a different category really than we look at in our industry data that we subscribe to. And if you will look — and the industry data that we subscribe to, which has a broader range, for example, if that 4.25 and down were to move up to 4.33, it would still be a small bird. And the real change in that, instead of being down 9%, it’s only down 1%. And big bird deboning, when they show a — the USDA shows a 6% increase in 7.76 and up. And the industry data we look at is only up 1% in the 7.76 and up category. And that is all St. Pauls. The rest of the industry is flat in that category.

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

So you don’t think that the discrepancy...

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

When you look at the industry as a whole — now remember that the industry data we subscribe to covers like 90% to 95% from week-to-week, month-to-month. It’s not 100%, but I’m suspicious of USDA. When you look at USDA week-to-week, you remember, if you will look — if you will go in there and dig in USDA week-to-week and look at the variation week-to-week — I will not criticize the USDA, but you look at the variation on their weekly reporting, their numbers change dramatically week-to-week. For example, the week of 4/28 in the 4.25 down, they reported 32 million head. The next 2 weeks, they reported 44 million head. And that’s true all through the year. I mean, you go back and look at the data on the week-to-week USDA data, they’re doing — they’re reporting numbers that are reported to them, so I’m not criticizing USDA. I would never do that. My data is from a different service. And all I’m telling you is, there’s been very little change in the industry. And the total change is minus 1% head count by USDA and flat by us. So it’s not a big deal.

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

You don’t think that the weight differential is creating the incremental pressure on big bird margins relative to the other margins?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

There is no weight differential. It’s flat year-over-year.

Operator

We’ll take our next question from Adam Samuelson with Goldman Sachs.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Equity Analyst

So I want to dig in on the demand question a little bit, Joe, really 2 ways. One, I mean, clearly, it’s Memorial Day and pricing is trending — has trended down. And kind of you just walked through the supply side. And I mean, I’m trying to think about past precedent for these kinds of very counter seasonal declines and how you think that what the implication would be both for boneless as it moves through the summer, but also, I mean, if you think that there would be some leakage into the retail tray pack market if things persisted like this in coming months.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

A couple of things. Memorial Day has always been an on and off for us. One year it’s good and one year it’s not good. This year, we, at retail, we have very few ads. We’ve got some. And we’re running full this week. And then we’re going to have to run Memorial Day both shifts in our tray pack plants. Because while we don’t have a lot of ads for Memorial Day, the week after Memorial day, they’re running beef and pork Memorial Day, all of our customers. They’re running some chicken, but it’s primarily for the Memorial Day weekend they’re running beef and pork with some back-page chicken. But the week after Memorial Day, it’s all chicken. So we’re having to run Memorial Day, Monday, both shifts at 6 plants to cover the ads. And we’re probably going to have to run the Saturday after that, some plants to cover all those ads. So that’s retail.

And then I’m going to go back to food service. We did a lot of homework yesterday. We talked to a lot of folks, our big customers and smaller customers, further processors, we did not get very much of anything, Adam. Nobody has an explanation about boneless breast or tenders. Wings, we think last summer is the reason wings are where they are now, the high price last summer. We just do not have a lot of ad activity. Nobody is featuring wing — I mean, tenders or boneless. We do not think at food service it’s competing red meat. It’s just not happening. We do not have a good answer. As far as the weakness in food service bleeding over into retail, I think that’s what you asked. Is that what you asked?

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Equity Analyst

It is.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We don’t see a lot of that happening. In the past, we have seen weakness in export. When we had $0.15 leg quarters, that did get into retail, but I don’t remember very much about food service affecting retail that much. To be honest with you, we do not have a good explanation why here in May. And we’ve had decent weather now. April was not good, but we’ve had good weather. And grilling, no excuses about grilling. They ought to be out grilling, but that comes from the grocery store. But there’s been good weather for people to go out to eat, they’re just not going out to eat. We don’t compete — at the grocery store, we compete with all cuts of pork and beef. At food service, we compete with steaks and ground beef really, to a limited extent with some pork ribs and maybe some pulled pork at some barbecue places and some buffets and bacon, of course, but they put that on chicken sandwiches and on hamburgers. We don’t really compete with pork so much at food service. And I don’t think people have lowered their menu price for steaks. We do not have a good answer for the weak demand at food service. We don’t believe at all it’s supply. I don’t believe it’s going to affect retail. And that’s my answer right now.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Equity Analyst

Okay. I appreciate that candor. And just the second question, I’ll make it brief. The issue with the Newcastle disease in L.A. County and the Mexico ban which was in place for all of 4 days. Is there any material impact to your business from the sales that got backed up at that point or no?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

No.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No, no, we started shipping yesterday to Mexico and it’s wide open again. And the other countries were immaterial. There’s been no material — it was a lot of nerves — nervous but no big deal about this Newcastle.

Operator

We’ll go next to Heather Jones with Vertical Group.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

So I have a quick details question. So Hazlehurst and Hammond with the new volume, they’re less than 10% of your combined volume. That $0.04 a pound processing cost, that’s just for those 2 plants, right?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s correct.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes. Yes.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

Okay. And then I want to go — not to beat a dead horse, but I want to go back to demand. Because talking to a number of your competitors, they talked about some softness in fresh chicken demand even in retail and believe one of the ways that’s affecting food service is that you have some plants out there that will switch between the 2. I was wondering if you think there’s any possibility that, that could be the impact from pork and all at retail could be affecting the food service channel as well because I went back and looked at pricing, ’07, ’08, ’09, back when we had a lot of pork, beef and chicken, similar to we have now. And the sequential price changes that we’ve seen over the last 6 weeks, I mean, drastically weaker than those periods. I mean, we’re talking about on the order of like 20 percentage points. It’s just unheard of. And so just wondering, like is there any possibility that it could have been issues at retail bleeding into food service more than you expected and then that combined with the weather. Because it just — this is — it’s honestly unprecedented what we’re seeing if you look at the pricing history. And I’m looking using EMI data, by the way.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I’m seeing...

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

I don’t know how you’d shift 2 plants from...

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

Well, and I don’t want to say the names and all, but there’s some plants out there that do food service, but they’ll also throw some of that in a tray for retail.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Well, we know 2 plants that are big bird deboning plants that tray for retail. They do it all the time and we see it through, but it is a very small percentage. It’s not appreciable. It’s a blip on the radar. It’s reported every month so we — we don’t know who it is, but we see it every month, but it’s not an appreciable volume.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

They’ve got an extra week for retail.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, but it’s not — there’s no big — there’s no volume. I mean, one of our plants does that — almost that much in a day, don’t we? Got jumbo tray boneless. I will not dispute you because I don’t have a clue why food service demand is — I heard one of my competitors say in New York that there’s some — normally, some big bird deboning that goes to retail. And it’s not going for whatever reason. Well, we never do that. We would never put big bird boneless in retail, package it. He was saying, there might be some weakness because of that, but that doesn’t explain tenders and it doesn’t explain wings. And I got to believe that’s a very small percentage. And if you look at the year-over-year increase in breast meat, it’s just not that much. And I mean, we have some customers that buy jumbo boneless and put it in the meat case. They throw it out in a meat case where somebody can buy it by the piece. And there’s a little bit of that, but that is not — that is just not the answer to the $1.15 boneless and going down in tenders at $1, whatever they are, and going down, not here in May. There’s something else on the demand side and we just don’t have the answer to it. But I will not dispute you because I don’t know.

Operator

We’ll go next to Michael Piken with Cleveland Research.

Michael Leith Piken Cleveland Research Company - Equity Analyst

Just wanted to talk a little bit more in terms of the future size of the breeder flock and maybe just some updates in terms of, have you put in some breeders yet for Tyler? And when would you start to expect to see some of those breeders coming in?

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

We put some in April, just the bulk one.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We made our placement in April for Tyler. And that was our first placement. And I think you’re going to see, based on our discussions with suppliers, we think you’re going to — to get over this egg shortage, you’re going to have to see pullet placements of 105%, 106% and 107% for an extended period of time to get over this egg shortage. And when you see 105% and 106%, doesn’t mean you’re going to see 105% and 106% more chickens. You got to make up the eggs. They don’t lay as many eggs. And then you got to make up the hatch from 82% to 84%. And I don’t know that you’re going to get 84%.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

And livability.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

And you got to make up the livability. When somebody starts writing, oh, we’re going to have 105% and 106% more chickens, that’s not going to be right. But I think it’s going to be later in the fall. I think you’re going to have intermittent because both primary pullet suppliers are having some health issues. I think it’s down the road before those things clear up. And it may be end of 2019 before you see that level out.

Michael Leith Piken Cleveland Research Company - Equity Analyst

Okay. And just to dig a little deeper about the pullet suppliers having health issues. Do you have any idea of order of magnitude? And is it pretty equally spread out between the pullets that would go into big bird versus tray pack?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I do not know. One of them we don’t purchase from so I don’t know the extent of their situation. So I’m reluctant to comment on that. Ours is doing pretty good. They’re a little short. They voluntarily put down a couple of flocks for health reasons and did the right thing. And they have some other lines. Frankly, we took another line for 2 of our pullet placements to test them. But I don’t — I’m reluctant to comment on the other supplier that has a big portion of the industry, supplies a big portion. I have no idea what segment. I know they do a lot of fast food and a good bit of tray pack. I think those will be the 2 primary segments they would be supplying.

Operator

We’ll go next to Akshay Jagdale with Jefferies.

Lubi John Kutua Jefferies LLC, Research Division - Equity Associate

This is Lubi filling in for Akshay. So my first question, so I believe you’ve taken your own production targets for the back half down. And I think that’s even down relative to your expectations from roughly a week ago when you presented at the BMO conference, if I’m not mistaken. So I guess, number one, is that correct? And then two, if so, can you talk a little bit about the rationale behind that and whether you have any sense at all if others in the industry are talking or thinking about pulling back on production given the softer demand environment?

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No. The only adjustment we made to our production estimate was to reflect the lower weight at Hazlehurst and Hammond. We’re running the same number of head. We just moved Hazlehurst and Hammond from a 9-pound chicken down to 6.75-pound chicken, but we’re running the same number of head that we anticipated. And we have not adjusted anything, to my knowledge, from the numbers — I don’t remember giving numbers at BMO.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

No. We didn’t — for the reasons Joe just said, we took our live weights down very marginally in the summer just anticipating heat, which may or we may or may not be right about that.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We haven’t seen heat yet.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

We haven’t seen any yet, but it did come down from our last estimate though. You’re exactly right, Lubi, because we adjusted for those 2 plants.

Lubi John Kutua Jefferies LLC, Research Division - Equity Associate

Okay. And then the second question is probably more for you, Mike. On your nonfeed COGS, so it did, on a per pound basis, it did come in higher than we were expecting again. And I know you’ve outlined a number of things that are driving the trends there, but how should we be thinking about nonfeed COGS per pound more longer term? Would you expect it to start to come down at some point or is this more like a new normal?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

No. I would expect it to come down at some point. We projected out Q3 and Q4. And for the full year, I’m expecting about $0.0175 a pound versus 2017. I do expect it to level off here, particularly with respect to the labor. As we’ve discussed on the last call, the salaried adjustments that we made last year were made in August and we will lap those in August. As we said in response to Ken’s question earlier, you did have some raises that were given at the first of the year, and you won’t lap those obviously, but you’ll lap a big portion of the processing labor because of the salaried increases in August.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

And that was not just processing, that was all salaried across the board.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

SG&A as well. That’s correct.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

And then our hourly wages that came in were not just processing. And they were no different than they have been being for the last several years. Our hourly wage increase was about 3.5%. And it runs 3% to 3.5% annually. And the big increase was in the salaried and it wasn’t processing. It was across the board. And it looked up, but it was because of what we did in August. You can normally factor in around 5% to 6% for salaried and 2.5%, 3 — around 3% for hourly. And that’s our normal.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Again, Lubi, for the full year, I’m modeling $0.375 a pound. Last year, it was $0.357. And that’s an increase of $0.0177 for the year, but that should level off in Q3 and 4.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

You got 2 things in there that you ought to — you got the start-up expense at St. Pauls that will be...

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

And SG&A.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, oh, yes, okay. All right. You got 2 or 3 things that are not going to happen in next year though is what I’m saying. And the legal comes down, too.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

I would hope.

Operator

We’ll take our final question from Eric Larson with Buckingham Palace Research (sic) [Buckingham Research].

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

Most of my questions have been answered, just a quick follow-up on the quarter. Your feed cost, down for the quarter. Is that just the timing of how your costs are flowing through your inventory, i.e., FIFO accounting, as opposed to what was reflected in the market that we saw in the cash markets in your second quarter?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

It was second quarter compared to a year ago or sequentially?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

That was second quarter compared to a year ago.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes. It was just — there was very little difference in corn and soy in our second quarter. And if you remember the cost, the cost — a lot of the cost was feed fed in December and January that showed up.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

Right, right, more of a timing issue then?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes. Yes. It wasn’t what was on the board in March or April.

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

Yes. Okay. Right, right, because your -- yes, okay, because your real inflation in meal and corn really kind of started mostly in February, which was kind of the start of your quarter.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

That’s correct. That’s correct. That is correct.

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

Okay. I just want to make sure that I understand kind of the cadence of how that lined up.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes. And the board started moving up February, March. And we actually had purchases through March.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s correct, we did.

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

Okay. Okay. So any real higher cost may have only impacted you maybe a month or so or maybe even a little bit less than a month in the quarter?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, it was very marginal. And it will be more apparent in the third quarter.

Operator

Ladies and gentlemen, this concludes today’s question-and-answer session. I would like to turn the conference back to your speakers for closing remarks.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Good. Thank you all for being with us this morning. And we look forward to reporting our next results to you in August. Thank you all.

Operator

Ladies and gentlemen, this concludes today’s conference. We appreciate your participation.

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MAY 24, 2018 / 3:00PM GMT, Q2 2018 Sanderson Farms Inc Earnings Call

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